Filed Pursuant to Rule 424(b)(5)

                                           Registration Statement No. 333-163288

PROSPECTUS SUPPLEMENT No. 3
(To Prospectus dated December 21, 2009)


                    2,175,000 Shares of Class A Common Stock
               Warrants to Purchase 761,250 Shares of Common Stock
             761,250 Shares of Common Stock Underlying the Warrants


                            ALANCO TECHNOLOGIES, INC.
--------------------------------------------------------------------------------

     We are offering up to 2,175,000 shares of our Class A Common Stock (the "Shares"), and warrants to purchase up to an additional 761,250 shares of our Class A Common Stock (each a "Warrant" and, together, the "Warrants") to purchasers in this offering. We are also offering an aggregate of 761,250 shares of our Class A Common Stock upon exercise of the Warrants. The Shares and Warrants will be sold in units (each a "Unit" and, together, the "Units"), each Unit comprised of one share of our Class A Common Stock and one Warrant entitling the holder thereof to purchase 0.35 share of our Class A Common Stock. Subject to certain beneficial ownership limitations, the Warrants are exercisable at a price of $0.33 per share of Class A Common Stock for a period of three years following issuance on the closing date of this offering. Each Unit will be sold at a negotiated price of $0.23. The Units will not be issued or certificated. The Shares and Warrants are immediately separable and will be issued separately.

     Our common stock is listed on the NASDAQ Capital Market under the symbol "ALAN." The last reported sale price of our common stock on June 30, 2010 was $0.22 per share. We do not intend to apply to list the Warrants on any national securities exchange or automated quotation system.

     As of June 30, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $8,504,300, based on approximately 27,433,300 shares are held by non-affiliates, and a per share price of $0.31 based on the closing sales price of our common stock on May 18, 2010. By means of this prospectus supplement, we are offering $1,677,100 of securities pursuant to General Instruction I.B.6 of Form S-3 (including $507,200 offered under a registration statement on Form S-3 filed on January 21, 2010, $434,000 offered under a registration statement on Form S-3 filed on May 27, 2010, and $735,900 offered hereunder, all under the registration statement on Form S-3 (Registration No. 333-163288) in accordance with Rule 462(b) of the Securities Act of 1933, declared effective on December 30, 2009. The aggregate market value of securities sold pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof is $755,200.

     Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading "Risk Factors" beginning on page S-7 of this prospectus supplement.

     Source Capital Group, Inc. is acting as our placement agent in connection with this offering. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. In consideration for its services, we have agreed to pay the placement agent the cash fees set forth in the table below.
--------------------------------------------------------------------------------

                                                         Per Share (1) Total (1)
                                                         ------------- ---------
Offering price                                          $    0.23___  $  500.250
Placement agent fees                                         0.0184       40,020
Proceeds (before expenses) to Alanco Technologies, Inc. $    0.2116_  $  460,250

(1) Offering price and proceeds assume that all shares offered hereby are sold at the initial offering price.

Delivery of the shares purchased at the initial closing is expected to be made on or about July 12, 2010.

We estimate the total expenses will be approximately $10,000 with respect to the initial closing, including the fee described under "Plan of Distribution" in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus supplement is July 9, 2010.

                    TABLE OF CONTENTS - PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT                                             S-4

PROSPECTUS SUPPLEMENT SUMMARY                                                S-5

THE OFFERING                                                                 S-6

RISK FACTORS                                                                 S-7

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION                          S-11

USE OF PROCEEDS                                                             S-12

DIVIDEND POLICY                                                             S-12

DILUTION                                                                    S-12

DESCRIPTION OF THE SECURITIES WE ARE OFFERING                               S-13

PLAN OF DISTRIBUTION                                                        S-14

LEGAL MATTERS                                                               S-16

WHERE YOU CAN FIND ADDITIONAL INFORMATION                                   S-16

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE                           S-17

                             ACCOMPANYING PROSPECTUS

ABOUT THIS PROSPECTUS                                                          3

ABOUT OUR COMPANY                                                              4

RISK FACTORS                                                                   4

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION                             4


USE OF PROCEEDS                                                                5

THE SECURITIES WE MAY OFFER                                                    5

DESCRIPTION OF COMMON STOCK                                                    5


DESCRIPTION OF WARRANTS                                                        7


DESCRIPTION OF UNITS                                                           8

PLAN OF DISTRIBUTION                                                          11

EXPERTS                                                                       14

LEGAL MATTERS                                                                 14

WHERE YOU CAN FIND MORE INFORMATION                                           14

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                               14


You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated or deemed incorporated by reference herein or therein. We have not authorized anyone to provide you with information different from and in addition to that contained in this prospectus supplement, the accompanying prospectus or the documents incorporated or deemed incorporated by reference herein or therein. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein is complete and accurate as of their respective dates, and may have changed since those dates.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3 (File No. 333-163288) that we filed with the Securities and Exchange Commission, or the SEC, and that was declared effective on December 30, 2009. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of common shares being offered and the risks of investing in our securities. The accompanying prospectus provides general information about us and the terms under which our shares of common stock may be offered hereby, some of which, such as the section entitled "Plan of Distribution," may not apply to this offering. If information in this prospectus supplement or any of the documents incorporated by reference into this prospectus supplement, as the case may be, is inconsistent with the accompanying prospectus or any of the documents incorporated by reference into the accompanying prospectus, you should rely on this prospectus supplement or any of the documents incorporated by reference into this prospectus supplement, as the case may be. You should read both this prospectus supplement and the accompanying prospectus together with the additional information about us described in the accompanying prospectus in the section entitled "Where You Can Find Additional Information." The information incorporated by reference is considered part of this prospectus supplement, and information we file later with the SEC may automatically update and supersede this information.

     We urge you to carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent any information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement. The information in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and the documents incorporated by reference therein, except for those documents incorporated by reference therein which we file with the SEC after the date hereof.

     You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying prospectus or on any date subsequent to the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

     We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

     We are not making any representation to you regarding the legality of an investment in the units, the Common Stock and Warrants comprising the units or the Common Stock underlying the Warrants by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspect of a purchase of these securities.


                          PROSPECTUS SUPPLEMENT SUMMARY

The  items  in the  following  summary  are  described  in more  detail  in this prospectus supplement, the accompanying prospectus and in the documents incorporated or deemed incorporated by reference herein or therein. This summary provides an overview of selected information and does not contain all of the information that you should consider before investing in the common shares subject to this offering. Therefore, you should also read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including the "Risk Factors" section beginning on page S-5 of this prospectus supplement and our consolidated financial statements and the related notes thereto incorporated by reference herein. Unless the context otherwise requires, the terms "Alanco," "the Company," "our company," "we," "us," "our" and similar names refer collectively to Alanco Technologies, Inc. and its subsidiaries.

Overview

     Alanco Technologies, Inc., together with our subsididaries, is a provider of advanced information technology solutions. In recent years we reported three business segments: (i) Data Storage - incorporating the manufacturing, marketing and distribution of data storage products, (ii) RFID Technology - incorporating design, production, marketing and distribution of RFID (Radio Frequency Identification) tracking technology, and (iii) Wireless Asset Management - incorporating the design, production, marketing, distribution and monitoring of wireless asset management products, primarily for the transportation industry. During the fiscal year ended June 30, 2009, we implemented a plan to divest the operations of our Data Storage segment and reinvest the proceeds into the Company's continuing operating segments. During the fiscal quarter ended
September 30, 2009, we expanded the divestiture plan to include the RFID Technology segment. The Company sold its Excel/Meridian Data, Inc. subsidiary on March 19, 2010 which comprised the Company's Data Storage segment, and, at March 31, 2010, the RFID Technology segment assets continued to be classified as "Assets Held for Sale." Continuing operations consisted of Wireless Asset Management operations, also known as our StarTrak Systems LLC subsidiary.

     The Company acquired StarTrak Systems, LLC, a Delaware limited liability company ("StarTrak") located in Morris Plains, New Jersey, in a June 2006 acquisition that created the Wireless Asset Management business segment, a business segment described as a provider of wireless cellular and GPS tracking and monitoring services, which are offered on a monthly subscription basis to various industry segments. The Company's primary focus is currently the refrigerated or "Reefer" segment of the transport industry, providing the dominant share of all wireless tracking, monitoring and control services to this market segment.

     Our principal executive offices are located at 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260, and our telephone number is (480) 607-1010.

     We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus supplement or the accompanying prospectus.

-------------------------------------------------------------------------------


                                  THE OFFERING

Securities offered by us:               *  Up to 2,175,000 Units;
                                        *  Up to 2,175,000 shares of Common
                                           Stock underlying the Units;
                                        *  Warrants underlying the Units to
                                           purchase up to 761,250 shares of
                                           Common Stock; and
                                        *  Up to 761,250 shares of Common Stock
                                           issuable upon exercise of the
                                           Warrants

Common Stock to be outstanding before
  this offering                            37,324,100 shares

Common Stock to be outstanding after
  this offering                            39,499,100 shares

Warrants Each Warrant entitles the holder thereof to purchase 0.35 of a share of Common Stock at an initial exercise price of $0.33 per share of Common Stock for a period of three years commencing upon issuance of the Warrant upon the closing date of this offering. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Warrants.

Use of proceeds                            We intend to use all of the net
                                           proceeds from this offering for
                                           general corporate purposes and as
                                           described under "Use of Proceeds" on
                                           page 5 of the Prospectus and on page
                                           S-12 of this Prospectus Supplement.

NASDAQ Capital Market symbol               ALAN

Risk factors                               This investment involves a high
                                           degree of risk.  See "Risk Factors"
                                           and other information included or
                                           incorporated into this prospectus
                                           supplement and the accompanying
                                           prospectus for a discussion of the
                                           factors you should carefully consider
                                           before deciding to invest in our
                                           securities.

The total number of shares of our common stock outstanding after this offering is based on 37,324,100 shares outstanding as of June 30, 2010. Unless otherwise indicated, the number of shares of common stock presented in this prospectus supplement excludes:
o 7,645,400 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $0.78 per share, under our stock plans, as of June 30, 2010;
o 12,054,300 shares of common stock issuable upon conversion of outstanding Preferred Stock as of June 30, 2010;
o 2,983,300 shares of common stock issuable upon conversion of outstanding Convertible Notes as of June 30, 2010; and
o 3,331,900 shares of common stock issuable upon exercise of outstanding stock warrants at a weighted average exercise price of $1.43 per share, as of June 30, 2010;.

Unless otherwise indicated, this prospectus supplement assumes the sale of the maximum number of common shares offered hereunder.

--------------------------------------------------------------------------------

                                  RISK FACTORS

Investing in our securities involves significant risks. You should consider the following risk factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those detailed in our Annual Report on Form 10-K as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are on file with the SEC and are incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement. The risks and uncertainties described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may affect our business operations. If any of these risks occur, our business, financial condition or results of operations could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our securities.

We may not be able to reach the sales goals anticipated from the StarTrak Systems acquisition. We acquired the operations of StarTrak Systems, LLC ("StarTrak") effective June 30, 2006. StarTrak is a leading provider of wireless tracking and subscription data services to the transportation industry, with a focus upon the refrigerated or "Reefer" segment of the transport industry.
StarTrak provides wireless (including GPS, cellular and radio) tracking, monitoring and control services to this market. We are anticipating significant revenue growth from sales of StarTrak products in the transportation market. There is no certainty that we will be able to capture the required market share for StarTrak to achieve its anticipated financial success. The StarTrak system is currently being marketed to the transportation market as a tool to increase efficiency and reduce costs of the refrigerated supply chain by wireless monitoring and control of critical Reefer data, including GPS location, cargo temperatures and Reefer fuel levels. Although StarTrak is the dominant provider for tracking, management and control services of the refrigeration transport market and is currently the only tracking system, to the best of our knowledge, which is able to provide direct interaction with the customer allowing for remote adjustments of variables controlled by the unit, there are other tracking/monitoring systems being marketed to the refrigerated transport industry. There is no certainty that the transportation industry will adopt this technology broadly enough for us to reach our marketing projections.

The loss of key StarTrak personnel would have a negative impact on our StarTrak business and technology development. Our StarTrak technology is reliant on key personnel who developed and understand the technology. We have short-term contracts with some key personnel, but have no assurance that such personnel will remain with the Company on a long-term basis. The loss of the services of those key technology personnel could have an adverse effect on the business, operating results and financial condition of our company.

We may continue to experience lower than anticipated sales in our TSI PRISM division. We acquired the business and assets of Technology Systems
International, Inc. ("TSI") effective June 2002, creating the Company's RFID Technology segment. During fiscal 2005, we changed the name of Technology Systems International, Inc. to Alanco/TSI PRISM, Inc. ("ATSI"). We had anticipated significant revenue growth from sales of the TSI PRISM tracking system in the corrections market in prior years which was not realized. We continue to anticipate future significant revenue growth from sales of the TSI PRISM tracking system; however, there is no certainty that we will be able to capture the required market share for ATSI to achieve its anticipated financial success. The TSI PRISM system is currently being marketed to the corrections market as a prison and jail management tool and officer safety system. Although there are other inmate and officer monitoring systems being marketed to the corrections industry, the TSI PRISM system is currently the only system, to the best of our knowledge, which is able to continuously (every two seconds) monitor the location of both officers and prisoners, both inside and outside of buildings. There is no certainty that the corrections industry will adopt this technology broadly enough for us to reach our marketing projections.

The loss of key ATSI personnel would have a negative impact on our ATSI business and technology development. Our TSI PRISM technology is reliant on key personnel who developed and understand the technology. We have no employment contracts with any of our ATSI personnel. The loss of the services of those key technology personnel could have an adverse effect on the business, operating results and financial condition of our company, and our ability to continue to develop products economically and competitively.

We are subject to the budget constraints of the governmental agencies purchasing TSI PRISM systems, which could result in a significant decrease in our anticipated revenues. We cannot assure you that the governmental agencies we anticipate purchasing our TSI PRISM systems will have the necessary revenue to purchase the systems even though they may want to do so. The funds available to governmental agencies are subject to various economic and political influences. Even though the TSI PRISM system may be recommended for purchase by corrections facility managers, the governmental agency responsible for the facility may not have sufficient budget resources to purchase the system.

Worsening general economic conditions may negatively affect our potential customers' ability and willingness to purchase the products sold by our Company. Both our RFID Technology and our Data Storage segment rely on a strong economy to support technology spending by our customers. Our Data Storage segment sells network attached storage systems to mid-sized network users. Previous deterioration in general economic conditions resulted in reduced spending by our customers for technology in general, including the products sold by us. We have the ability to reduce overhead to assist in offsetting our reduced sales volume; however, if the economic conditions were to deteriorate, we could experience a material adverse impact on our business, operating results, and financial conditions. See previous section discussing the budget constraints of our RFID government customers. As some governmental funding is supplied by sales tax and income tax revenues, a reduction in economic activity reduces governmental revenues and the monies that can be budgeted for TSI PRISM systems.

Acts of domestic terrorism and war have impacted general economic conditions and may impact the industry and our ability to operate profitably. On September 11, 2001, acts of terrorism occurred in New York City and Washington, D.C. On October 7, 2001, the United States launched military actions in Afghanistan, and in 2003 launched military attacks on Iraq with ongoing operations in both areas. As a result of those terrorist acts and military actions, there has been a disruption in general economic activity and a diversion of governmental funding to those endeavors that would otherwise have been available for the purchase of products and systems such as those sold by the Company. There may be other consequences resulting from those acts of terrorism, and any others which may occur in the future, including civil disturbance, war, riot, epidemics, public demonstration, explosion, freight embargoes, governmental action, governmental delay, restraint or inaction, quarantine restrictions, or unavailability of capital, equipment, personnel, which we may not be able to anticipate. These terrorist acts and acts of war may continue to impact the economy, and in turn, reduce the demand for our products and services, which would harm our ability to make a profit. Also, as federal dollars are redirected to military efforts, they may not be available for the purchase of new federal prison monitoring systems from our ATSI subsidiary.

The Company may not have sufficient capital to meet its liquidity needs if we are not able to carry out our fiscal year 2010 operating plan; Uncertainty of proceeds and additional financing. The Company incurred significant losses during fiscal year 2009 and fiscal year 2008 and has experienced significant losses in prior years. Although management cannot assure that future operations will be profitable or that additional debt and/or equity capital will be raised, we believe that, based on our fiscal 2010 operating plan, cash flow and additional funding sources will be adequate to meet our anticipated future requirements for working capital expenditures, scheduled lease payments and scheduled payments of interest on our indebtedness. We will need to materially reduce expenses, or raise additional funds through public or private debt or equity financing, or both, if the revenue and cash flow elements of our 2010 operating plan are not met. If we need to seek additional financing to meet working capital requirements, there can be no assurance that additional financing will be available on terms acceptable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our business, operating results, financial condition and ability to continue operations will be materially adversely affected.

If we raise additional funds through the sale of stock, our existing Alanco shareholders will experience dilution and may be subject to newly issued senior securities. If additional funds are raised through the issuance of equity securities, the percentage ownership of the then current shareholders of the Company will be reduced, and such equity securities may have rights, preferences or privileges senior to those of the holders of Class A Common Stock.

Our StarTrak and ATSI intellectual property protection may not be sufficient to maintain the value of such property rights. Our primary business strategy is to develop the StarTrak and ATSI business opportunities. The long-term success of this strategy depends in part upon the StarTrak and ATSI intellectual property acquired. Although we are not currently aware of any conflicting technology rights, third parties may hold United States or foreign patents which may be asserted in the future against the StarTrak and ATSI technology, and there is no assurance that any license that might be required under such patents could be obtained on commercially reasonable terms, or otherwise. Our competitors may also independently develop technologies that are substantially equivalent or superior to our technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States.

Our efforts to prohibit others from infringing upon our StarTrak and ATSI intellectual property may not be adequate. Despite our efforts to safeguard and maintain our proprietary rights both in the United States and abroad, there can be no assurance that we will be successful in doing so or that the steps taken by us in this regard will be adequate to deter infringement, misuse, misappropriation or independent third-party development of our technology or intellectual property rights or to prevent an unauthorized third party from copying or otherwise obtaining and using our products or technology. Litigation may also become necessary to defend or enforce our proprietary rights. Any of such events could have a negative impact on our competitive position in the markets we serve.

The loss of key corporate or subsidiary executives would have a negative effect on our Company. Our performance is substantially dependent on the services and performance of our executive officers and key employees. The loss of the services of any of our executive officers or key employees could have a material adverse effect on our business, operating results and financial condition due to their extensive industry specific knowledge and comprehensive operating plans for the Company. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations and managerial personnel.

Additional competitors to StarTrak may arise that could affect the future projected StarTrak business. Although StarTrak currently is the dominant provider of tracking, management and control services of refrigeration transport Reefer units, it can be expected that if, and to the extent that, the demand for the StarTrak technology increases, the number of competitors will likely increase. Increasing competition could adversely affect the amount of new business we are able to attract, the rates we are able to charge for our services and/or products, or both.

Additional competitors to the TSI PRISM business may arise that could affect the future projected TSI PRISM business. Although early in the market development cycle, the TSI PRISM business/technology has no current, identified direct competitors capable of the same performance levels as the TSI PRISM system. There are other companies attempting to introduce area location and monitoring technologies in the correctional facilities market who offer area or zone detection systems that are not capable of providing continuous real-time tracking at this time. However, it can be expected that if, and to the extent that, the demand for the ATSI technology increases, the number of competitors will likely increase, as will their capabilities. Increasing competition could adversely affect the amount of new business we are able to attract, the rates we are able to charge for our services and/or products, or both.

We may not be able to sell our TSI PRISM subsidiary, reported as Assets held for sale at September 30, 2009. Because of the current economic downturn and TSI's lack of sustained profitability, we may be unable to sell TSI, or may be unable to sell TSI for a value equal to or greater than its carrying value as of March 31, 2010.

We may not be able to maintain NASDAQ listing if we are unable to achieve a stock price above the minimum $1.00 bid price per share. Our Class A Common Stock currently trades on the NASDAQ Capital Market under the symbol "ALAN." However, there can be no assurance that an active trading market in our Class A Common Stock will be available at any particular future time.

The Company was notified by Nasdaq on September 15, 2009 that the Company failed to comply with the minimum bid price of $1.00 per share requirement for continued listing as set forth in NASDAQ Marketplace Rule 4310 (c) (4) (the "Rule"). Therefore in accordance with the Rule, the Company was provided 180 calendar days or until March 15, 2010, to regain compliance. The bid price of the Company's common stock did not close at $1.00 per share or more for a minimum of 10 consecutive trading days before March 15, 2010, however NASDAQ Staff determined that the Company meets the NASDAQ Capital Market initial listing criteria as set forth in Marketplace Rule 4310 (c), except for the bid price requirement. As a result, the Company appealed the Staff's determination to delist its securities to a Listing Qualification Panel. The Listing Qualifications Panel granted an extension to meet the $1.00 bid requirement for 180 days, or until September 13, 2010.

There can be no assurance that the Company's stock will trade above the minimum NASDAQ $1.00 per share bid requirement on or before September 13, 2010, or that even if the Company's meets the requirements to remain listed on the NASDAQ Capital Market on or before September 13, 2010 that the Company will be able to maintain listing requirements in the future, resulting in additional notifications that delisting may occur.

The Company does not anticipate payment of dividends on Common Stock. We do not anticipate that we will pay cash dividends on our Class A Common Stock in the foreseeable future. The payment of dividends by us will depend on our earnings, financial condition, and such other factors, as our Board of Directors may consider relevant. We currently plan to retain earnings to provide for the development of our business.

Our articles of incorporation and Arizona law may have the effect of making it more expensive or more difficult for a third party to acquire, or to acquire control of, us. Our articles of incorporation make it possible for our Board of Directors to issue preferred stock with voting or other rights that could impede the success of any attempt to change control of us. Arizona law prohibits a publicly held Arizona corporation from engaging in certain business combinations with certain persons who acquire our securities with the intent of engaging in a business combination, unless the proposed transaction is approved in a prescribed manner. This provision has the effect of discouraging transactions not approved by our Board of Directors as required by the statute which may discourage third parties from attempting to acquire us or to acquire control of us even if the attempt would result in a premium over market price for the shares of common stock held by our shareholders.

Certain provisions in our Alanco shareholder rights plan may discourage a takeover attempt. We have implemented a shareholder rights plan which could make an unsolicited takeover of our company more difficult. As a result, shareholders holding a controlling block of shares may be deprived of the opportunity to sell their shares to potential acquirers at a premium over prevailing market prices. This potential inability to obtain a premium could reduce the market price of our common stock.

The market price of Alanco Class A Common Stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

o    progress of our products through development and marketing;

o announcements of technological innovations or new products by us or our competitors;

o    government   regulatory  action  affecting  our  products  or  competitors'
     products in both the United States and foreign countries;

o    developments or disputes concerning patent or proprietary rights;

o    actual or anticipated fluctuations in our operating results;

o    the loss of key management or technical personnel;

o    the loss of major customers or suppliers;

o    the outcome of any future litigation;

o    changes in our financial estimates by securities analysts;

o    general market conditions for emerging growth and technology companies;

o    broad market fluctuations;

o    recovery from natural disasters; and

o    economic conditions in the United States or abroad.

Future sales of Alanco Class A Common Stock in the public market could adversely affect our stock price and our ability to raise funds in new equity offerings. We cannot predict the effect, if any, that future sales of shares of our common stock or the availability for future sale of shares of our common stock or securities convertible into or exercisable for our common stock will have on the market price of our common stock prevailing from time to time. For example, the availability of the shares covered by S-3 registration statements for sale, or of common stock by our existing stockholders under Rule 144, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock and could materially impair our future ability to raise capital through an offering of equity securities.

We identified material weaknesses in our internal control over financial reporting for the fiscal year ended June 30, 2009, resulting in our conclusion that our internal control over financial reporting and disclosure controls and procedures were ineffective. We believe we have remedied these material weaknesses as of the date of this prospectus. If we fail to maintain effective internal control over financial reporting and effective disclosure controls and procedures, we may not be able to accurately report our financial results or prevent fraud.

The Company carried out, under the supervision and with the participation of the Company's management, including the Company's Chief Executive Officer and the Company's Chief Financial Officer, an evaluation of the effectiveness of the design and operation of the Company's disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities and Exchange Act of 1934, as amended). Based on their evaluation, the Company's Chief Executive Officer and its Chief Financial Officer concluded that, the Company's disclosure controls and procedures were not effective as of the end of the period covered by this report, because of the material weaknesses identified as of June 30, 2009. Notwithstanding the existence of the material weaknesses identified as of June 30, 2009, management has concluded that the condensed consolidated financial statements in this Form 10-Q fairly present, in all material respects, the Company's financial position, results of operations and cash flows for the periods and dates presented.


Risks Related to This Offering

Our management team will have broad discretion over the use of the net proceeds from this offering.

     Our management will use its discretion to direct the net proceeds from this offering. We intend to use all of the net proceeds, together with cash on hand, for general corporate purposes. General corporate purposes may include working capital, capital expenditures, development costs, strategic investments or possible acquisitions. Our management's judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

Investors in this offering will experience immediate and substantial dilution.

     The public offering price of the securities offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution.

There is no public market for the Warrants underlying the Units being offered by this prospectus supplement.

     There is no established trading market for the Warrants underlying the Units being offered by this prospectus supplement and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or automated quotation system. Without an active market, the liquidity of the Warrants will be limited.


               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, included or incorporated in this prospectus supplement regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.

     We believe that it is important to communicate our future expectations to investors. However, there may be events in the future that we are not able to accurately predict or control. The factors discussed under "Risk Factors" in this prospectus supplement or the documents incorporated by reference herein, as well as any cautionary language in this prospectus supplement or the documents incorporated by reference herein, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

     We estimate that the net proceeds to us from the sale of the securities offered under this prospectus supplement, after deducting the placement agent's fees and our estimated offering expenses, and excluding the proceeds, if any, from exercise of the warrants issued in this offering, will be approximately $450,000, if we sell the maximum number of Units. Because there is no minimum offering amount required as a condition to closing in this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

     Unless otherwise indicated, we will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include working capital, capital expenditures, repayment of debt, development costs, strategic investments or possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose.

                                 DIVIDEND POLICY

     To date, we have paid no cash dividends to our Common Stock shareholders and we do not intend to pay cash dividends in the foreseeable future on our Common Stock.

     Holders of our Series B Convertible Preferred Stock are entitled to receive dividends payable quarterly, in kind, at the rate of 10% per annum. Such dividends are cumulative and accrue on a quarterly basis. We cannot declare or pay any dividend on shares of our securities ranking junior to the Series B Convertible Preferred Stock until the holders of our Series B Convertible Preferred Stock have received the full cumulative dividend to which they are entitled.

     Holders of our Series D Convertible Preferred Stock are entitled to receive dividends payable quarterly, in shares of common stock or cash, in our sole discretion at the rate of 5% per annum on the original purchase price of $10.00. Such dividends are cumulative and accrue on a quarterly basis. If we elect to pay any Series D Convertible Preferred Stock dividend due in shares of common stock (the "Interest Shares"), the issuance price of the Interest Shares will be equal to the 10-day volume-weighted average price of our common stock on the principal national securities exchange on which such common stock is traded. We cannot declare or pay any dividend on shares of our securities ranking junior to the Series D Convertible Preferred Stock until the holders of our Series D Convertible Preferred Stock have received the full cumulative dividend to which they are entitled.

     Holders of our Series E Convertible Preferred Stock are entitled to receive dividends payable quarterly, in cash at the rate of 5% per annum on the original purchase price of $10.00. Such dividends are cumulative and accrue on a quarterly basis. We cannot declare or pay any dividend on shares of our securities ranking junior to the Series E Convertible Preferred Stock until the holders of our Series E Convertible Preferred Stock have received the full cumulative dividend to which they are entitled.

                                    DILUTION

     If you invest in our common shares, your ownership interest will be diluted by the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of March 31, 2010 was approximately ($3,688,300) or ($0.10) per share of our common stock. Our net tangible book value per share represents our total tangible assets less total liabilities, less the liquidations preference of our outstanding preferred stock, divided by the number of shares of our common stock outstanding as of March 31, 2010. After giving effect to the sale of common shares we are offering at the public offering price of $0.23 per share, and after deducting the estimated offering expenses payable by us, our net tangible book value as of March 31, 2010 would have been approximately ($7,036,350), or ($0.20) per share of our common stock. This amount represents an immediate increase in net tangible book value of $0.03 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.43 per share to new investors purchasing shares of common stock in this offering. We determine dilution by subtracting the adjusted net tangible book value per share after this offering from the assumed public offering price per share. The following table illustrates the dilution in net tangible book value per share to new investors.

Public offering price per share                                         $   .23
Net tangible book value per share as of March 31, 2010,          $(.23)
Increase in net tangible book value per share attributable
  to this offering                                               $ .03
Adjusted net tangible book value per share as of March 31, 2010
  after giving effect to this offering                                  $  (.20)
Dilution in net tangible book value per share to new investors          $__ .43

     The  foregoing  table  is  based  on 37,324,100   shares  of  common  stock
outstanding as June 30, 2010 and does not take into effect dilution to new investors that could occur as follows:

o 7,645,400 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $0.78 per share, under our stock plans, as of June 30, 2010;
o 12,054,300 shares of common stock issuable upon conversion of outstanding Preferred Stock as of June 30, 2010;
o 2,983,300 shares of common stock issuable upon conversion of outstanding Convertible Notes as of June 30, 2010; and
o 3,331,900 shares of common stock issuable upon exercise of outstanding stock warrants at a weighted average exercise price of $1.43 per share, as of June 30, 2010;.

     To the extent options outstanding as of June 30, 2010 have been or may be exercised or other shares are issued, there may be further dilution to new investors.


                  DESCRIPTION OF THE SECURITIES WE ARE OFFERING

     The Units, the Shares and Warrants underlying the Units, and the shares of Common Stock issuable upon exercise of the Warrants being offered in this offering will be issued pursuant to a securities purchase agreement between each of the investors and us. We urge you to review the securities purchase agreement and the form of warrant, which we will file as exhibits to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the Units and the Warrants. The following brief summary of the material terms and provisions of the Warrants is subject to, and qualified in its entirety by, the form of warrant. This prospectus supplement also relates to the offering of the shares of our Common Stock underlying the Units and the shares of Common Stock issuable upon exercise, if any, of the Warrants issued to the investors in this offering.

Units

     We are offering up to 2,175,000 Shares of our Common Stock and Warrants to purchase up to an additional 761,250 shares of our common stock to purchasers in this offering. The Shares and Warrants will be sold in Units, each Unit comprised of one Share of Common Stock and one Warrant entitling the holder thereof to purchase 0.35 of one share of Common Stock. Each Unit will be sold at a negotiated price of $0.23. The Units will not be issued or certificated. The Shares and Warrants are immediately separable and will be issued separately

Warrants

     The Warrants will provide for an exercise price of $0.33 per share and will be exercisable at the option of the holder at any time after the date of issuance, which will be the closing date of this offering, through and including the date that is the 3-year anniversary of the issuance date. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Warrants may be exercised on a cashless basis if at the time of exercise there is no effective registration statement covering the shares of Common Stock underlying the Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

     We do not intend to list the Warrants on any securities exchange or automated quotation system.

Rights Plan

     In addition to the shares of Class A Common Stock included in this Prospectus Suplplement, we are also registering the Right per our Shareholder Rights Plan attached to each of these shares. The definition of a Right, as well as a description of our Shareholder Rights Plan, follows.

     We have established a shareholder rights plan under which each share of common stock presently outstanding or which is issued hereafter prior to a triggering event, such as a single shareholder acquiring more than 25% of the outstanding stock of the Company, is granted one preferred share purchase right, or a Right, and each share of Series A, Series B or series E preferred stock presently outstanding or hereafter issued prior to the distribution date, which is convertible into common stock of the Company, is granted such number of rights equal to the number of common shares such preferred stock is convertible in to. Each right entitles the registered holder to purchase from us one one-hundredth (1/100th) of a share of the series C junior participating preferred stock of the Company at a price of $25.00 per 1/100th of a series C preferred share, subject to adjustment in the event of stock dividends and similar events occurring prior to the distribution date. Each 1/100th of a series C preferred share would have voting, dividend and liquidation rights which are the approximate equivalent of one share of Class A common stock.

     Until a triggering event occurs, the common stockholders have no right to purchase shares under the stockholder rights plan. If the right to purchase the preferred stock is triggered, the common stockholders will have the ability to purchase a sufficient amount of stock to significantly dilute the holder who triggered the rights plan.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its telephone number is (781) 575-2000.

Listing

     Our common stock is listed on The NASDAQ Capital Market under the symbol "ALAN."


                              PLAN OF DISTRIBUTION

     We have entered into an engagement letter agreement, dated May 13, 2010, with Source Capital Group, Inc. Subject to the terms and conditions set forth in the agreement, Source has agreed to act as our placement agent in connection with this offering. The placement agent is not purchasing or selling any securities being offered by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of the Units, but has agreed to use its best efforts to arrange for the sale of all of the Units in this offering.

     There is no requirement that any minimum number of Units or dollar amount of Units be sold in this offering and there can be no assurance that we will sell all or any of the Units being offered.

     Our agreement with the placement agent provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including, among other things, the continued listing of our common stock on the NASDAQ Capital Market and receipt of a customary written legal opinion.

     We currently anticipate that the closing of this offering will take place on or about July 12, 2010. On the scheduled closing date, the following will occur:

o    we will receive funds in the amount of the aggregate purchase price;

o the placement agent will receive the placement agent fees in accordance with the terms of the engagement letter agreement; and

o    we will deliver the securities being offered to the investors.


     We have agreed to pay the placement agent an aggregate fee equal to 8.0% of the gross proceeds of the sale of the Units in this offering. In compliance with the guidelines of FINRA, under no circumstances will the fee, commission or discount received by the placement agent or any other FINRA member or independent broker-dealer exceed 8.0% of the gross proceeds to us in this offering or any other offering in the United States pursuant the accompanying prospectus.

     The following table shows the per Unit and total fees we will pay to the placement agent in connection with the sale of the Units offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the Units being offered hereby. Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth below.

                                                 Per Unit       Maximum Amount
                                             ---------------- ----------------
Offering price:                              $        0.23    $       500,250
Placement agent fees                         $        0.0184  $        40,020

     The placement agent proposes to arrange for the sale to one or more purchasers of the Units offered pursuant to this prospectus supplement and the accompanying prospectus directly through a securities purchase agreement between the purchasers and us.

     The purchase price per Unit and the exercise price for the Warrants were determined based on negotiations with the purchasers and discussions with the placement agent.

     We have agreed to indemnify the placement agent and its affiliates against certain liabilities relating to or arising out of its activities under the engagement letter agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

     A copy of the engagement letter agreement will be included as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering.

     The transfer agent for our common stock is Transfer On-Line, Inc. We will act as transfer agent for the Warrants being offered hereby.

     Our common stock is traded on the NASDAQ Capital Market Amex under the symbol "ALAN." Neither the Units nor the Warrants being offered hereby are expected to be eligible for trading on any market.

     This is a brief summary of the material provisions of the Agreement and does not purport to be a complete statement of its terms and conditions. A copy of the Agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See "Where You Can Find More Information" below.

     The purchasers of the securities may sell the securities being offered hereby in one or more of the following methods from time to time:

          o Through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

          o    Directly to investors in privately negotiated transactions;

          o To a broker or dealer, including sales to a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus supplement and the accompanying prospectus;

          o Through a block trade, which may involve crosses, in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o    Through agents to the public or to investors;

          o    To underwriters for resale to the public or to investors; or

          o    Through a combination of any of these methods of sale.

          The securities may be sold from time to time in one or more transactions at:

          o    Fixed prices, which may change;

          o    The prevailing market price at the time of sale;

          o    Varying prices determined at the time of sale; or

          o    At negotiated prices.

Sales may be affected in transactions:

          o On any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NASDAQ Capital Market;

          o    In the over-the-counter market; or

          o    Any other method permitted pursuant to applicable law.

     The purchasers also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.


                                  LEGAL MATTERS

     Certain legal matters relating to the validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by The Law Office of Steven P. Oman, P.C., Scottsdale, Arizona.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement on Form S-3 (File No. 333-163288), of which this prospectus supplement and the accompanying prospectus are a part, under the Securities Act, to register the securities offered by this prospectus supplement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement.

     As a public company, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the operation of the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov . The SEC's Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Our Internet address is www.alanco.com. The information on our Internet website is not incorporated by reference in this prospectus supplement or in the accompanying prospectus.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus supplement is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus supplement. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus supplement including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.

     We incorporate by reference into this prospectus supplement the documents listed below, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus supplement is a part until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A). These documents are incorporated herein by reference as of their respective dates of filing:

     1. The description of our Class A Common Stock set forth in our registration statement on Form 10/A filed with the SEC on March 27, 1981, and any subsequent amendment or report filed for the purpose of updating this description.

     2. Our annual report on Form 10-K for the fiscal year ended June 30, 2009 filed with the SEC on September 30, 2009.

     3.  Our Form 8-K filed with the SEC on September 11, 2009.

     4.  Our two Forms 8-K filed with the SEC on September 18, 2009
(two Reports).

     5. Our Form 8-K filed with the SEC on September 23, 2009, and the amendment thereto filed on December 7, 2009 as noted below.

     6.  Our Form 8-K filed with the SEC on October 2, 2009.

     7.  Our Form 8-K filed with the SEC on October 6, 2009.

     8.  Our Form 8-K filed with the SEC on October 29, 2009

     9.  Our Form 10-Q filed with the SEC on November 16, 2009

     10. Our Form 8-K filed with the SEC on November 17, 2009

     11. Our Form 8-K filed with the SEC on November 18, 2009

     12. Our Form 8-K filed with the SEC on November 20, 2009

     13. Our Form 8-K filed with the SEC on November 24, 2009.

     14. Our Form 8-K filed with the SEC on December 3, 2009.

     15. Our Form 8-K/A filed with the SEC on December 7, 2009 amending our 8-K filed on September 23, 2009.

     16. Our Definitive Proxy Statement form DEF 14A filed with the SEC on December 11, 2009

     17. Our Form 8-K filed with the SEC on January 6, 2010

     18. Our Form 8-K filed with the SEC on January 11, 2010

     19. Our Form 8-K filed with the SEC on January 15, 2010

     20. Our Form 8-K filed with the SEC on January 20, 2010

     21. Our Form 8-K filed with the SEC on February 3, 2010

     22. Our Form 10-Q filed with the SEC on February 16, 2010

     23. Both of our Form 8-K's filed with the SEC on February 17, 2010

     24. Our Form 8-K filed with the SEC on February 18, 2010

     25. Our Form 8-K filed with the SEC on March 19, 2010

     26. Our Form 8-K filed with the SEC on March 23, 2010

     27. Both of our Form 8-K's filed with the SEC on April 7, 2010

     28. Our Form 8-K filed with the SEC on April 8, 2010

     29. Our Form 8-K filed with the SEC on April 27, 2010

     30. Our Form 10-Q filed with the SEC on May 17, 2010

     31. Our Form 8-K filed with the SEC on May 20, 2010

     32. Our Form 8-K filed with the SEC on May 27, 2010

     33. Our Form 8-K filed with the SEC on June 2, 2010

     34. Our Form 8-K filed with the SEC on June 3, 2010

     35. Our Form 8-K filed with the SEC on June 9, 2010


     We will provide each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. You should direct any requests for this information to the office of the Secretary, at our principal executive offices, located at 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260. The telephone number at that address is (480) 607-1010.

     This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet website.

     Any statement contained in this prospectus supplement and the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement or the accompanying prospectus.

     You should rely only on the information provided in and incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

                                   PROSPECTUS

                            ALANCO TECHNOLOGIES, INC.
                              Class A Common Stock
                                    Warrants
                                      Units
          And the Rights Attached to the Shares of Class A Common Stock

THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 4 FOR INFORMATION THAT YOU SHOULD CONSIDER.

         We have not offered any securities during the past 12 months pursuant to General Instruction I.B.6. of Form S-3.

         We may offer, issue and sell shares of our Class A common stock, warrants and units from time to time, in one or more issuances. This prospectus provides a general description of offerings of these securities that we may undertake. The aggregate public offering price of securities being offered will not exceed $5,000,000.

         Each time we sell shares of our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the headings "Where You Can Find More Information" and "Information Incorporated by Reference," before you make your investment decision.

         This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of these securities.

         Our Class A common stock is listed on the NASDAQ Capital Market under the symbol "ALAN." On December 21, 2009, the last reported per share sale price of our common stock was $0.32. You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus. The aggregate market value of our outstanding common stock held by non-affiliates is $7,435,600, based on 33,939,300 shares of outstanding Class A common stock, of which 23,236,100, or 68.5%, are held by non-affiliates, and a per share price of $0.32 based on the closing sale price of our common stock on December 21, 2009.

         We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

         Investing in the securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the information set forth in the section of this prospectus titled "Risk Factors," beginning on page 4, when determining whether to purchase any of these shares.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is December 21, 2009

                                TABLE OF CONTENTS



                                                                            Page
Information Contained in this Prospectus                                      3
About this Prospectus                                                         3
About Our Company                                                             4
Risk Factors                                                                  4
Ratio Of Earnings To Combined Fixed Charges And Ratio Of Earnings
  To Combined Fixed Charges And Preferred Dividends
Special Note Regarding Forward-Looking Information                            4
Use of Proceeds                                                               5
The Securities We May Offer                                                   5
Description of Capital Stock                                                  5
Description of Warrants                                                       7
Description of Units                                                          8
Arizona Corporate Takeover Act, Certain Charter Provisions And
  Shareholders Rights Plan                                                    9
Plan of Distribution                                                         11
Legal Matters                                                                14
Experts                                                                      14
Where You Can Find More Information                                          14
Information Incorporated By Reference                                        14

                    INFORMATION CONTAINED IN THIS PROSPECTUS

         You should rely only on the information we have provided or incorporated by reference in this prospectus, or any prospectus supplement.
No person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offering of our securities and, if given or made, no one may rely on such unauthorized information or representations. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction in which such offer or solicitation may not be legally made. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our securities.

         In this prospectus and any prospectus supplement, unless otherwise indicated, "ALAN," "the Company," "we," "us" and "our" refer to Alanco Technologies, Inc. and its subsidiaries.


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may offer shares of common stock, warrants or units described in this prospectus in one or more offerings up to a total dollar amount of $5,000,000. Each time we offer such securities we will provide a prospectus supplement that will contain more specific information about the securities offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement, together with the additional information described below under the headings "Where You Can Find More Information" and "Information Incorporated by Reference." THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                                ABOUT OUR COMPANY


         Alanco Technologies, Inc., together with our subsididaries, is a provider of advanced information technology solutions. In recent years we reported three business segments: (i) Data Storage - incorporating the manufacturing, marketing and distribution of data storage products, (ii) RFID Technology - incorporating design, production, marketing and distribution of RFID (Radio Frequency Identification) tracking technology, and (iii) Wireless Asset Management - incorporating the design, production, marketing, distribution and monitoring of wireless asset management products, primarily for the transportation industry.. During fiscal year ended June 30, 2009, we implemented a plan to divest the operations of our Data Storage segment and reinvest the proceeds into the Company's continuing operating segments. During the fiscal quarter ended September 30, 2009, we expanded the divestiture plan to include the RFID Technology segment. Accordingly, at September 30, 2009, both the Data Storage and RFID Technology segment assets were classified as "Assets Held for Sale." Continuing operations consisted of Wireless Asset Management operations also known as our StarTrak Systems, LLC subsidiary.

     The Company acquired StarTrak Systems, LLC, a Delaware limited liability company ("StarTrak") located in Morris Plains, New Jersey in a June 2006 acquisition that created the Wireless Asset Management business segment., a business segment described as a provider of wireless cellular and GPS tracking and monitoring services, which are offered on a monthly subscription basis to various industry segments. The company's primary focus is currently the refrigerated or "Reefer" segment of the transport industry, providing the dominant share of all wireless tracking, monitoring and control services to this market segment.

         Our principal executive offices are located at 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260, and our telephone number is (480) 607-1010.

                                  RISK FACTORS

         Investing in our securities involves significant risks. Please see the risk factors under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.


               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. See "Risk Factors." You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except to the extent required by federal securities laws.

                                 USE OF PROCEEDS

         We currently intend to use the estimated net proceeds from the sale of these securities for working capital and other general corporate purposes, including, without limitation, for the funding of potential acquisitions of other businesses. Working capital and other general corporate purposes may include redeeming outstanding preferred stock or warrants from certain warrant holders, making capital expenditures, funding general and administrative expenses and any other purpose that we may specify in any prospectus supplement. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.


                           THE SECURITIES WE MAY OFFER

         The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.
If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

         We may sell from time to time, in one or more offerings:

     o   common stock;

     o   warrants to purchase common stock;

     o   units comprised of common stock and/or warrants in any combination.

         In this prospectus, we refer to the common stock, warrants and units collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $5,000,000.

         This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital consists of 75,000,000 shares of Class A Common Stock, 25,000,000 shares of Class B Common Stock, and 25,000,000 shares of preferred stock. The preferred stock is issuable in series with such designation, preferences, voting rights, privileges, and other restrictions and qualifications as our Board of Directors may establish in accordance with Arizona law. As of December 21, 2009 there were 33,939,300 shares of Class A Common Stock outstanding, and no shares of Class B Common Stock outstanding, no shares of Series A Convertible Preferred Stock outstanding, 103,200 shares of Series B Convertible Preferred Stock outstanding, 133,000 shares of Series D Preferred Stock outstanding, and 220,000 shares of Series E Convertible Preferred Stock outstanding. Shares of the Series A Convertible Preferred Stock are convertible into shares of Class A Common Stock at a rate of 1.2 shares of Class A Common Stock for every one share of Series A Convertible Preferred Stock. Shares of the Series B Convertible Preferred Stock are convertible into shares of Class A Common Stock at a rate of 5.2 shares of Class A Common Stock for every one share of Series B Convertible Preferred Stock. Shares of the Series D Preferred Stock are not convertible into shares of Class A Common Stock. Shares of the Series E Convertible Preferred Stock are convertible into shares of Class A Common Stock at a rate of 12 shares of Class A Common Stock for every one share of Series E Convertible Preferred Stock. As of December 21, 2009, options to purchase 7,013,000 shares of Class A Common Stock were outstanding, and the weighted average exercise price of such options was $0.86. In addition, as of December 21, 2009, the Company had 4,386,400 warrants to purchase Class A Common Stock outstanding, and the weighted average exercise price of such warrants was $1.79. Our Class A Common Stock is traded on the NASDAQ Capital Market under the symbol "ALAN". No other securities of the Company are currently traded on any market.

Common Stock

         Holders of shares of our Class A Common Stock are entitled to one vote per share on all matters to be voted on by our shareholders. Holders of shares of Class B Common Stock are entitled to one-one hundredth of one vote per share of Class B Common Stock on all matters to be voted on by our shareholders. Our Class A Common Stock and our Class B Common Stock have cumulative voting rights with respect to the election of directors. Our bylaws require that only a majority of the issued and outstanding voting shares of common stock need be represented to constitute a quorum and to transact business at a shareholders' meeting.

         Subject to the dividend rights of the holders of preferred stock, if applicable, holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available.

         Upon our liquidation, dissolution or winding up, after payment of creditors and holders of any of our senior securities, including preferred stock, our assets will be divided pro rata on a per share basis among the holders of the shares of common stock. Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable.

Transfer Agent and Registrar

         The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

Preferred Stock

         Our Board of Directors is authorized to issue preferred stock in one or more series and denominations and to fix the rights, preferences, privileges, and restrictions, including dividend, conversion, voting, redemption, liquidation rights or preferences, and the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change of control of our company without further action by the shareholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock.

         Our Board of Directors has previously authorized the issuance of a series of preferred stock referred to as Series B Convertible Preferred Stock. Without the affirmative vote of a majority of the holders of the Series B Preferred Stock, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for the Series B Convertible Preferred Stock. We also need the affirmative vote of a majority of the holders of the Series B Convertible Preferred Stock if we want to authorize any reclassification of the Series B Convertible Preferred Stock that would adversely affect the preferences, special rights or privileges or voting power of the Series B Convertible Preferred Stock. We may not create or issue any class of stock ranking prior to the Series B Convertible Preferred Stock as to dividends or distribution of assets, or create or issue any shares of any series of the authorized preferred stock ranking prior to the Series B Convertible Preferred Stock's rights to dividends or distribution on liquidation. The Series B Convertible Preferred Stock is convertible into 5.2 shares of Class A Common Stock, shall have voting rights as if converted into Class A Common Stock, is paid dividends quarterly when declared by the Company's Board of Directors in-kind at the annual rate of 10% and has a preference upon liquidation of Company before any other stock of the Company. The Series B Convertible Preferred Stock can be redeemed at any time by either the Company or the holder, provided that if called for redemption by the holder, the Company may pay the redemption price in cash, or, provided the trading volume of the Company's Class A Common Stock has been at least 10,000 shares for the 20 trading days preceding the date of redemption, in shares of the Company's Class A Common Stock.

         Our Board of Directors has also authorized the issuance of a series of preferred stock referred to as Series A Convertible Preferred Stock. Without the affirmative vote of a majority of the holders of the Series A Convertible Preferred Stock, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for the Series A Convertible Preferred Stock. We also need the affirmative vote of a majority of the holders of the Series A Convertible Preferred Stock if we want to authorize any reclassification of the Series A Convertible Preferred Stock that would adversely affect the preferences, special rights or privileges or voting power of the Series A Convertible Preferred Stock. We may not create or issue any class of stock ranking prior to the Series A Convertible Preferred Stock (other than the existing Series B Convertible Preferred Stock) as to dividends or distribution of assets, or create or issue any shares of any series of the authorized preferred stock ranking prior to the Series A Convertible Preferred Stock's rights to dividends or distribution on liquidation. The Series A Convertible Preferred Stock is convertible into 1.2 shares of Class A Common Stock, shall have voting rights as if converted into Class A Common Stock, is paid dividends quarterly when declared by the Company's Board of Directors in-kind or cash at the holder's option at the annual rate of 12% and has a preference upon liquidation of Company before any other stock of the Company except the Series B Convertible Preferred Stock. The Series A Convertible Preferred Stock can be redeemed at any time by the Company.

         Our Board of Directors has also authorized the issuance of a series of preferred stock referred to as Series D Preferred Stock. Without the affirmative vote of a majority of the holders of the Series D Preferred Stock, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for the Series D Preferred Stock. We also need the affirmative vote of a majority of the holders of the Series D Preferred Stock if we want to authorize any reclassification of the Series D Preferred Stock that would adversely affect the preferences, special rights or privileges or voting power of the Series D Preferred Stock. We may not create or issue any class of stock ranking prior to the Series D Preferred Stock (other than the existing series of Preferred Stock) as to dividends or distribution of assets, or create or issue any shares of any series of the authorized preferred stock ranking prior to the Series D Preferred Stock's rights to dividends or distribution on liquidation. The Series D Preferred Stock shall have voting rights equal to seven shares of Class A Common Stock on all matters, is paid dividends quarterly when declared by the Company's Board of Directors in shares of Class A Common Stock, in-kind or in cash at the holder's option at the annual rate of 15% through December 31, 2009 and at the annual rate of 20% thereafter, and has a preference upon liquidation of the Company before any other stock of the Company except the Series B Convertible Preferred Stock or the Series A Convertible Preferred Stock. The Series D Convertible Preferred Stock can be redeemed at any time by the Company.

         Our Board of Directors has also authorized the issuance of a series of preferred stock referred to as Series E Convertible Preferred Stock. Without the affirmative vote of a majority of the holders of the Series E Convertible Preferred Stock, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for the Series E Convertible Preferred Stock. We also need the affirmative vote of a majority of the holders of the Series E Convertible Preferred Stock if we want to authorize any reclassification of the Series E Convertible Preferred Stock that would adversely affect the preferences, special rights or privileges or voting power of the Series E Convertible Preferred Stock. We may not create or issue any class of stock ranking prior to the Series E Convertible Preferred Stock (other than the existing series of Preferred Stock) as to dividends or distribution of assets, or create or issue any shares of any series of the authorized preferred stock ranking prior to the Series E Convertible Preferred Stock's rights to dividends or distribution on liquidation. The Series E Convertible Preferred Stock is convertible into 12 shares of Class A Common Stock, shall have voting rights as if converted into Class A Common Stock, is paid dividends quarterly when declared by the Company's Board of Directors in cash at the annual rate of 5% and has a preference upon liquidation of Company before any other stock of the Company except the Series B Convertible Preferred Stock, Series A Convertible Preferred Stock or Series D Preferred Stock. The Series E Convertible Preferred Stock can be redeemed at any time by the Company.

                             DESCRIPTION OF WARRANTS

         We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with common stock, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

         The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:

     o   the offering price and aggregate number of warrants offered;

     o the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

     o the date on and after which the warrants and the related securities will be separately transferable, if any;

     o the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;

     o the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

     o   the terms of any rights to redeem or call the warrants;

     o any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

     o the dates on which the right to exercise the warrants will commence and expire;

     o   the manner in which the warrant agreement and warrants may be modified;

     o a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;

     o   the terms of the securities issuable upon exercise of the warrants; and

     o any other specific terms, preferences, rights or limitations of or restrictions on the warrants.


                              DESCRIPTION OF UNITS

         The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock and warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

         While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

         We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

         We may issue units consisting of common stock, warrants, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

     We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

     o the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

     o any provisions of the governing unit agreement that differ from those described below; and

     o any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

         The provisions described in this section, as well as those described under "Description of Our Securities," "Description of Warrants" and "Description of Units" will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

         We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

         Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.


Title

         We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.


           ARIZONA CORPORATE TAKEOVER ACT, CERTAIN CHARTER PROVISIONS
                           AND SHAREHOLDER RIGHTS PLAN

         We are subject to the provisions of the Arizona Corporate Takeover Act. The Arizona Corporate Takeover Act and certain provisions of our articles of incorporation and bylaws, as summarized in the following paragraphs, may have the effect of discouraging, delaying, or preventing hostile takeovers (including those that might result in a premium over the market price of our common stock), or discouraging, delaying, or preventing changes in control or management of our company.

Arizona Corporate Takeover Act

         Article 1 of the Arizona Corporate Takeover Act is intended to restrict "greenmail" attempts by prohibiting us from purchasing any shares of our capital stock from any beneficial owner of more than 5% of the voting power of our company at a per share price in excess of the average market price during the 30 trading days prior to the purchase, unless

     o the 5% owner has beneficially owned the shares to be purchased for a period of at least three years prior to the purchase;

     o a majority of our shareholders (excluding the 5% owner, its affiliates or associates, and any officer or director of our company) approves the purchase; or

     o we make the offer available to all holders of shares of our capital stock.

         Article 2 of the Arizona Corporate Takeover Act is intended to discourage the direct or indirect acquisition by any person of beneficial ownership of our shares (other than an acquisition of shares from us) that would constitute a control share acquisition. A "control share acquisition" is defined as an acquisition of shares by any person, when added to other shares of our company beneficially owned by such person, immediately after the acquisition entitles such person to exercise or direct the exercise of

     o   at least 20% but less than 33 1/3%;

     o   at least 33 1/3% but less than or equal to 50%; or

     o   more than 50% of the voting power of our capital stock.

         The Arizona Corporate Takeover Act (1) gives our shareholders other than any person that makes or proposes to make a control share acquisition or our company's directors and officers the right to limit the voting power of the shares acquired by the acquiring person that exceed the threshold voting ranges described above, other than in the election of directors, and (2) gives us the right to redeem such shares from the acquiring person at a price equal to their fair market value under certain circumstances.

         Article 3 of the Arizona Corporate Takeover Act is intended to discourage us from entering into certain mergers, consolidations, share exchanges, sales or other dispositions of our assets, liquidation or dissolution of our company, reclassification of securities, stock dividends, stock splits, or other distribution of shares, and certain other transactions with any interested shareholder (as defined in the takeover act) or any of the interested shareholder's affiliates for a period of three years after the date that the interested shareholder first acquired the shares of common stock that qualify such person as an interested shareholder, unless either the business combination or the interested shareholder's acquisition of shares is approved by a committee of our Board of Directors (comprised of disinterested directors or other persons) prior to the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder. In addition,
Article 3 prohibits us from engaging in any business combination with an interested shareholder or any of the interested shareholder's affiliates after such three-year period unless:

     o the business combination or acquisition of shares by the interested shareholder was approved by our Board of Directors prior to the date on which the interested shareholder acquired the shares that qualified such person as an interested shareholder;

     o the business combination is approved by our shareholders (excluding the interested person or any of its affiliates) at a meeting called after such three-year period; or

     o the business combination satisfies each of certain statutory requirements.

         Article 3 defines an "interested shareholder" as any person (other than us and our subsidiaries) that either (a) beneficially owns 10% or more of the voting power of our outstanding shares, or (b) is an affiliate or associate of our company and who, at any time within the three-year period preceding the transaction, was the beneficial owner of 10% or more of the voting power of our outstanding shares.

Certain Charter Provisions

         In addition to the provisions of the Arizona Corporate Takeover Act described above, our articles of incorporation and bylaws contain a number of provisions relating to corporate governance and the rights of shareholders. These provisions include the following:

     o the authority of our Board of Directors to fill vacancies on the Board of Directors;

     o the authority of our Board of Directors to issue preferred stock in series with such voting rights and other powers as our Board of Directors may determine;

     o a provision that, unless otherwise prohibited by law, special meetings of the shareholders may be called only by our Board of Directors, or by holders of not fewer than 10% of all shares entitled to vote at the meeting; and

     o a provision for cumulative voting in the election of directors, pursuant to Arizona law.

Shareholder Rights Plan

         In addition to the shares of Class A Common Stock included in this Prospectus, we are also registering the Right per our Shareholder Rights Plan attached to each of these shares. The definition of a Right, as well as a description of our Shareholder Rights Plan, follows.

         We have established a shareholder rights plan under which each share of common stock presently outstanding or which is issued hereafter prior to the "distribution date," defined below, is granted one preferred share purchase right, or a right, and each share of Series A or Series B preferred stock presently outstanding or hereafter issued prior to the distribution date, which is convertible into common stock of the Company, is granted such number of rights equal to the number of common shares such preferred stock is convertible in to. Each right entitles the registered holder to purchase from us one one-hundredth (1/100th) of a share of the series C junior participating preferred stock of the Company at a price of $25.00 per 1/100th of a series C preferred share, subject to adjustment in the event of stock dividends and similar events occurring prior to the distribution date. Each 1/100th of a series C preferred share would have voting, dividend and liquidation rights which are the approximate equivalent of one share of Class A common stock.

         The rights are not exercisable until the distribution date, which is the earlier to occur of (i) 10 days following the date, or the stock acquisition date, of a public announcement that a person or group, or an acquiring person, has acquired beneficial ownership, of 25% or more of the outstanding common stock of the Company, or (ii) 10 business days, unless extended by our board, following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 25% or more of the outstanding common stock.

         Until the distribution date, the rights will be transferred with and only with the common stock or the preferred stock, and the surrender for transfer of any certificate for common stock or preferred stock will also constitute the transfer of the rights associated with the shares represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock and preferred stock as of the close of business on the distribution date, and the rights will then become separately tradable.

         In the event that any person or group becomes the beneficial owner of 25% or more of the outstanding shares of common stock, other than pursuant to a tender or exchange offer for all outstanding shares of common stock at a price and on terms determined by a majority of our board who are not representatives, affiliates or associates of an acquiring person, to be at a price which is fair to our shareholders and otherwise in the best interests of our Company and our shareholders, each holder of a right, other than rights beneficially owned by, or in certain circumstances acquired from, the acquiring person or its associates or affiliates, which will be void, will thereafter have the right to receive upon exercise that number of shares of common stock, or, in certain circumstances, cash, property or other securities of our Company, having a value equal to two times the exercise price of the right. However, the rights are not exercisable following any such event until such time as the rights are no longer redeemable by us as set forth below.

         In the event that after the stock acquisition date, (i) we engage in a merger or consolidation in which we are not the surviving corporation or in which shares of our common stock are converted or exchanged, other than a transaction pursuant to a qualifying offer, or (ii) 50% or more of the Company's consolidated assets or earning power are sold or transferred, proper provision will be made so that each holder of a right, other than rights which have previously been voided as set forth above, will thereafter have the right to receive, upon exercise of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right.

         At any time after a person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, our board may exchange the rights, other than rights owned by such person or group, which have become void, in whole or in part, at an exchange ratio of one share of common stock, or 1/100th of a series C junior participating preferred share, into a share of a class or series of our preferred stock having equivalent rights, preferences and privileges, per right, subject to adjustment.

         At any time until 10 days following the stock acquisition date, our board may redeem the rights in whole, but not in part, at a redemption price of $.001 per right, subject to adjustment.

         Prior to the distribution date, the terms of the rights may, without the consent of the holders of the rights, be amended by our board in any respect whatsoever, except for an amendment that would change the redemption price, the exercise price of the rights, the number of 1/100ths of a series C preferred share purchasable upon exercise of the rights or the final expiration date of the rights. After the distribution date, our board may amend the rights agreement to cure any ambiguity or inconsistency, to make changes which do not adversely affect the interests of holders of rights, excluding the interest of any acquiring person, or to shorten or lengthen any time period under the rights agreement; provided, however, that no amendment to adjust the time period governing redemption may be made at such time as the rights are not redeemable. The rights will expire on June 30, 2014, unless the rights are earlier redeemed by us as described above.

                              PLAN OF DISTRIBUTION

     We may sell the securities being offered hereby in one or more of the following ways from time to time:

     o   through agents to the public or to investors;

     o to one or more underwriters or dealers for resale to the public or to investors;

     o in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market, or an exchange or otherwise;

     o   directly to investors in privately negotiated transactions; or

     o   through a combination of these methods of sale.

     The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

     o   a fixed price or prices, which may be changed;

     o   market prices prevailing at the time of sale;

     o   prices related to prevailing market prices; or

     o   negotiated prices.

     We will set forth in a prospectus supplement the terms of the offering of our securities, including:

     o   the name or names of any agents or underwriters;

     o the purchase price of our securities being offered and the proceeds we will receive from the sale;

     o any over-allotment options under which underwriters may purchase additional securities from us;

     o any agency fees or underwriting discounts and commissions and other items constituting agents' or underwriters' compensation;

     o   the public offering price;

     o   any discounts or concessions allowed or reallowed or paid to dealers;
         and

     o   any securities exchanges on which such common stock may be listed.

Underwriters

         Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

         If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any of the securities offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters and the nature of any such relationship.

         If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Agents

         We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

         We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

         Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

         In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

         Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.


                                  LEGAL MATTERS

         Certain legal matters with respect to the validity of the issuance of the Securities offered hereby will be passed upon by The Law Office of Steven P. Oman, P.C., Scottsdale, Arizona. Said firm, and Steven P. Oman, owned, as of the date of this prospectus, an aggregate of 280,404 shares of our Class A Common Stock on an as-converted basis.

         Lawyers and employees of The Law Office of Steven P. Oman, P.C. and entities controlled by lawyers at The Law Office of Steven P. Oman, P.C. may engage in transactions in the open market or otherwise to purchase or sell our securities from time to time.

         The Company is a party to litigation which is more fully described in our Form 10-K for the fiscal year ended June 30, 2009, filed with the SEC on September 30, 2009.

                                     EXPERTS

         The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 have been audited by Semple, Marchal & Cooper, LLP, independent registered public accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the operation of the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov. The SEC's Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

         Our Internet address is www.Alanco.com. The information on our Internet website is not incorporated by reference in this prospectus.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

         We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

     1. The description of our Class A Common Stock set forth in our registration statement on Form 10/A filed with the SEC on March 27, 1981, and any subsequent amendment or report filed for the purpose of updating this description.

     2. Our annual report on Form 10-K for the fiscal year ended June 30, 2009 filed with the SEC on September 30, 2009.

     3.  Our Form 8-K filed with the SEC on September 11, 2009.

     4.  Our two Forms 8-K filed with the SEC on September 18, 2009 (two
Reports).

     5. Our Form 8-K filed with the SEC on September 23, 2009, and the amendment thereto filed on December 7, 2009.

     6.  Our Form 8-K filed with the SEC on October 2, 2009.

     7.  Our Form 8-K filed with the SEC on October 6, 2009.

     8.  Our Form 8-K filed with the SEC on October 29, 2009.

     9.  Our Form 10-Q filed with the SEC on November 16, 2009

     10. Our Form 8-K filed with the SEC on November 17, 2009

     11. Our Form 8-K filed with the SEC on November 18, 2009

     12. Our Form 8-K filed with the SEC on November 20, 2009

     13. Our Form 8-K filed with the SEC on November 24, 2009.

     14. Our Form 8-K filed with the SEC on December 3, 2009.

     15. Our Form 8-K/A filed with the SEC on December 7, 2009 amending our 8-K filed on September 23, 2009.

     16. Our Definitive Proxy Statement form DEF 14A filed with the SEC on December 11, 2009.

         We also are incorporating by reference in this prospectus and any subsequent prospectus supplements all reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities. These reports and documents will be incorporated by reference in and considered to be a part of this prospectus and any subsequent prospectus supplements as of the date of filing of such reports and documents.

         Upon request, whether written or oral, we will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus or any prospectus supplements but not delivered with the prospectus or any subsequent prospectus supplements. You should direct any requests for this information to the office of the Secretary, at our principal executive offices, located at 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260. The telephone number at that address is
(480) 607-1010.

         You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with any other information. The securities offered in this prospectus may only be offered in states where the offer is permitted, and we are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

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